Exhibit 10.1

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (the “Agreement”) effective _____________, 20___ between POST HOLDINGS, INC., a Missouri corporation (the “Company”) and ___________________________ (“Participant”).

WHEREAS, Participant is an officer of the Company, and in such capacity is performing a valuable service for the Company; and

WHEREAS, the Company’s Articles of Incorporation, as amended and restated and amended to date (the “Articles”), and Section 351.355 of the Missouri Revised Statutes, as amended to date (the “Indemnification Statute”), permit the indemnification of directors, officers, employees and certain agents of the Company, under certain circumstances; and

WHEREAS, in order to induce Participant to serve as an officer of the Company, the Company has determined and agreed to enter into this contract with Participant;

NOW THEREFORE, in consideration of Participant’s service as an officer of the Company on and after the date hereof, the Company and Participant agree as follows:

1.Indemnity of Participant. Subject to the exclusions set forth in Section 3 hereof (other than those set forth in Section 3(e) that are applicable to Section 2 only), the Company hereby agrees to hold harmless and indemnify Participant to the full extent authorized or permitted by the provisions of the Articles, the Indemnification Statute or any amendment thereof or any other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

2.Additional Indemnity. Subject to the exclusions set forth in Section 3 hereof, the Company further agrees to hold harmless and indemnify Participant against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by Participant in connection with any Claim. Such indemnification shall be made by the Company without regard to whether there has been a determination that Participant has met any standard of conduct prescribed by law or otherwise in connection with the specific matter for which indemnification is sought by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel by written opinion or (iii) the Company’s shareholders by a majority vote. For purposes of this Agreement, a “Claim” is a threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by, or in the right of, the Company) to which Participant is, was, or at any time becomes, a party, or is threatened to be made a party, by reason of the fact that Participant is, was, or at any time (whether before or after the date of this Agreement) becomes a director, officer, employee or agent of the Company, or is or was serving or at any time (whether before or after the date of this Agreement) serves at the request of the Company as a director, officer, employee, member, trustee or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit).

3.Limitations on Indemnity. Notwithstanding anything else contained in this Agreement, no indemnity shall be paid by the Company pursuant to this Agreement upon occurrence of any of the following:

(a)With respect to Participant’s remuneration, if such remuneration is required to be recovered by the Company pursuant to Company policy or if such indemnification is prohibited by law;

(b)On account of any suit for an accounting of profits made from the purchase or sale by Participant of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state or local statutory law;

(c)On account of Participant’s conduct which is finally judicially adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct;

(d)If a final decision by a Court having jurisdiction in the matter (all appeals having been denied or none having been taken) shall determine that such indemnification is not lawful (for avoidance of doubt, with respect to Participant’s remuneration, as discussed in Section 3(a) hereof, a final decision by a Court shall not be required); or

(e)If any amounts to be paid pursuant to Section 1 or Section 2 of this Agreement would be duplicative of amounts paid or to be paid to Participant pursuant to any insurance policies or other policies purchased and maintained by the Company for such indemnified losses or if amounts to be paid pursuant to Section 2 of this Agreement would be duplicable of amounts paid to Participant pursuant to Section 1 of this Agreement for such indemnified losses.

4.Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Participant is an officer of the Company and shall continue thereafter so long as Participant shall be subject to any possible Claim.

5.Notification and Defense of Claim. Promptly after receipt by Participant of notice of the commencement of any Claim, Participant will notify the Company of the commencement thereof; provided, however, that the omission to so notify the Company will not relieve the Company from any liability which it may have to Participant under this Agreement unless and to the extent that the Company’s rights are prejudiced by such failure. With respect to any Claim as to which Participant notifies the Company of the commencement thereof:

(a)The Company will be entitled to participate in the defense thereof at its own expense;

(b)Except as otherwise provided below, the Company, jointly with any other party, will be entitled to assume the defense thereof at the Company’s expense, with counsel satisfactory to Participant. After notice from the Company to Participant of its election to so assume the defense thereof, the Company will not be liable to Participant under this Agreement for any legal or other expenses subsequently incurred by Participant in connection with the defense thereof unless Participant shall have reasonably concluded that there may be a conflict of interest between the Company and Participant in the conduct of the defense of such Claim, in which case, the Company shall not be entitled to assume the defense of such Claim. For purposes of this Agreement, there shall be deemed to be a conflict of interest between the Company and Participant with respect to any Claim brought by, or in the right of, the Company; and

(c)The Company shall not be liable to indemnify Participant under this Agreement for any amounts paid in settlement of any Claim effected without the Company’s written consent. The Company shall not settle any Claim in any manner which would impose any penalty or limitation on Participant without Participant’s written consent. Neither the Company nor Participant will unreasonably withhold their consent to any proposed settlement.

6.Advancement and Repayment of Expenses.

(a)To the extent that the Company assumes the defense of any Claim, Participant agrees that he or she will reimburse the Company for all reasonable expenses paid by the Company in defending such Claim in the event, and only to the extent that, it shall be ultimately judicially determined that Participant is not entitled to be indemnified by the Company for such expenses under the provisions of either the Indemnification Statute, the Articles, this Agreement or otherwise.

(b)To the extent that the Company does not assume the defense of any Claim, and except to the extent the Company is required to recover Participant’s remuneration pursuant to Company policy or by law, the Company shall advance to Participant all reasonable expenses, including all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend or investigating any civil or criminal action, suit or proceeding, within twenty (20) days after the receipt by the Company of a statement or statements from Participant requesting such advance or advances, whether prior to or after final disposition of such Claim. Such statement or statements shall reasonably evidence the expenses incurred by Participant and shall include or be preceded or accompanied by an undertaking by or on behalf of Participant to repay all of such expenses advanced if it shall be ultimately judicially determined that Participant is not entitled to be indemnified against such expenses. Any advances and undertakings to repay pursuant to this paragraph shall be unsecured and interest free.

7.Enforcement.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Participant to serve as an officer of the Company and acknowledges that Participant is relying upon this Agreement in continuing in such capacity.

(b)In the event Participant is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse Participant for all of Participant’s attorneys’ fees and expenses in bringing and pursuing such action.

8.Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

9.Governing Law; Entire Agreement; Binding Effect; Amendment and Termination.

(a)This Agreement shall be interpreted and enforced in accordance with the laws of the State of Missouri without giving effect to the conflict of laws provisions thereof.

(b)This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings and arrangements, between the parties with respect to the subject matter hereof and thereof.

(c)This Agreement shall be binding upon Participant and upon the Company, its successors and assigns, and shall inure to the benefit of Participant, his heirs, personal representatives and assigns, and to the benefit of the Company, its successors and assigns.

(d)No amendment, modification, termination, or cancellation of this Agreement shall be effective unless signed in writing by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective _______________, 20__.

POST HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name: